EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

WASTE SERVICES REPORTS SECOND QUARTER RESULTS
BURLINGTON, Ontario, July 27, 2005/PRNewswire-FirstCall/ – Waste Services, Inc. (Nasdaq: WSII) today reported financial results for the three months ended June 30, 2005. Revenue for the quarter was $95.4 million, an increase of $22.8 million, or 31% over the same period last year. The increase in revenue was driven by business acquisitions of $8.8 million, pricing increases of $2.4 million, additional fuel surcharges to offset increased fuel costs of $1.5 million, increased volume at our landfill sites of $3.5 million, internal growth of $2.6 million, and other increases of $0.6 million. The favorable effects of foreign exchange movements also contributed $3.4 million to the increase. EBITDA* was $11.4 million for the three months ended June 30, 2005, compared to $8.7 million for the same period last year. Adjusted EBITDA* (as defined in our credit agreement) was $13.3 million for the three months ended June 30, 2005. Net loss attributable to common shareholders for the three months ended June 30, 2005 was $14.5 million, or $0.15 per share, versus a loss of $18.6 million, or $0.21 per share, for the comparable period last year.
For the six months ended June 30, 2005, revenue was $184.4 million, an increase of $61.5 million, or 50% over the comparable period last year. Net loss attributable to common shareholders was $28.8 million for the six months ended June 30, 2005, or $0.29 per share, compared to a net loss attributable to common shareholders of $29.3 million, or $0.37 per share for the comparable period last year.
The Chief Executive Officer, David Sutherland-Yoest, stated, “We continue to make progress in increasing disposal volumes at our three municipal solid waste landfills in the United States and were pleased with the opening of our two transfer stations in Florida during the second quarter. We expect the third quarter to show a substantial increase in adjusted EBITDA* versus the second quarter.”
*Reconciliation of Non-GAAP Measures for the Three and Six Months Ended June 30, 2005:
The following table reconciles the differences between net loss attributable to common shareholders, as determined under US GAAP, and EBITDA, a non-GAAP financial measure (in thousands of US dollars) (unaudited):

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
Net loss attributable to common shareholders	$(14,514)	$(18,615)	$(28,781)	$(29,349)
Cumulative effect of change in accounting principle	—	—	—	(225)
Income tax provision	3,013	2,509	5,330	3,338
Preferred stock dividends and amortization of issue costs	5,114	4,290	9,956	8,309
Change in fair value of warrants	—	421	—	421
Interest expense	7,173	12,266	13,998	18,582
Depreciation, depletion and amortization	10,599	7,809	20,148	13,281

EBITDA (1)	$11,385	$8,680	$20,651	$14,357

The following table reconciles the differences between EBITDA and Adjusted EBITDA, as defined in our credit agreement, for the three months ended June 30, 2005 (in thousands of US dollars) (unaudited):

EBITDA(1)	$11,385
Adjustments to EBITDA (as defined per credit agreement):
Non-cash charges (2)	595
Other excludable expenses (3)	1,336

Adjusted EBITDA (1)	$13,316

(1)	EBITDA and EBITDA as defined in our credit agreement (“Adjusted EBITDA”) are non-GAAP measures used by management to measure performance. We also believe that EBITDA and Adjusted EBITDA may be used by certain investors to analyze and compare our operating performance between accounting periods and against the operating results of other companies that have different financing and capital structures or tax rates and to measure our ability to service our debt. In addition, management uses EBITDA, among other things, as an internal performance measure. Our lenders also use Adjusted EBITDA to measure our ability to service and/or incur additional indebtedness under our credit facilities. However, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other financial statement data prepared in accordance with US GAAP or as a measure of our performance, profitability or liquidity. EBITDA and Adjusted EBITDA are not calculated under US GAAP and therefore are not necessarily comparable to similarly titled measures of other companies.

(2)	Non-cash charges include stock-based compensation expense, foreign exchange gains and losses and other.

(3)	Other excludable expenses include professional fees for litigation and the re-audit of Florida Recycling, as well as severance and other costs.
We will host an investor and analyst conference call on Thursday, July 28, 2005 at 8:30 a.m. (EDT) to discuss the results of today’s earnings announcement. If you wish to participate in this call, please phone 800-573-4754 (US and Canada) or 617-224-4325 (International) and enter passcode number 49061716. To hear a web cast of the call over the Internet, access the Home page of our website at http://www.wasteservicesinc.com. A post-view of the call will be available until Thursday, August 11, 2005 by phoning 888-286-8010 (US and Canada) or 617-801-6888 (International) and entering passcode number 58909868. The web cast will also be available on our website.
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Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company’s future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in the company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company’s Form 10-K for the year ended December 31, 2004. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
Waste Services, Inc. is a multi-regional, integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s website is located at http://www.wasteservicesinc.com. Information on the company’s website does not form part of this press release.
For information contact:
Mark A. Pytosh
Executive Vice President and Chief Financial Officer
905-319-6054

WASTE SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of US dollars, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue	$95,384	$72,626	$184,369	$122,943

Operating and other expenses:
Cost of operations (exclusive of depreciation, depletion and amortization)	69,319	51,444	133,809	85,848
Selling, general and administrative expense (excludes stock-based compensation)	14,038	12,428	28,999	24,145
Stock-based compensation	641	357	1,147	(1,034)
Depreciation, depletion and amortization	10,599	7,809	20,148	13,281
Foreign exchange gain and other	1	(283)	(237)	(373)

Income from operations	786	871	503	1,076
Interest expense	7,173	12,266	13,998	18,582
Changes in fair value of warrants	—	421	—	421
Cumulative mandatorily redeemable preferred stock dividends and amortization of issue costs	5,114	4,290	9,956	8,309

Loss before income taxes	(11,501)	(16,106)	(23,451)	(26,236)
Income tax provision	3,013	2,509	5,330	3,338

Loss before cumulative effect of change in accounting principle	(14,514)	(18,615)	(28,781)	(29,574)
Cumulative effect of change in accounting principle, net of provision for income taxes of $132 for the six months ended June 30, 2004	—	—	—	225

Net loss attributable to common shareholders	$(14,514)	$(18,615)	$(28,781)	$(29,349)

Basic and diluted loss per share:
Basic and diluted loss per share attributable to common shareholders before cumulative effect of change in accounting principle	$(0.15)	$(0.21)	$(0.29)	$(0.37)
Cumulative effect of change in accounting principle	—	—	—	—

Loss per share — basic and diluted	$(0.15)	$(0.21)	$(0.29)	$(0.37)

Weighted average common shares outstanding — basic and diluted	99,072	88,855	97,801	79,736

WASTE SERVICES, INC.
SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA
(In thousands of US dollars)

	June 30,	December 31,
	2005	2004
	(Unaudited)
Balance Sheet Data:
Cash	$4,890	$8,507
Current assets	$60,587	$67,303
Total assets	$710,007	$720,583
Current liabilities	$69,316	$69,648
Debt:
Senior secured credit facilities:
Revolver	$15,000	$15,000
Term loan	98,750	99,250
Senior subordinated notes	160,000	160,000
Other notes	3,049	3,130

Total debt	$276,799	$277,380
Redeemable preferred stock	$74,456	$64,971
Shareholders’ equity	$274,793	$298,776

	Six Months Ended June 30,
	2005	2004
	(Unaudited)	(Unaudited)
Cash Flow Data:
Cash flows from operating activities	$10,092	$8,081
Cash flows from investing activities	$(20,392)	$(174,604)
Cash flows from financing activities	$6,816	$148,620
Capital expenditures	$(19,562)	$(22,606)